Brinks Home SecurityTM to Report Fourth Quarter and Full Year 2019 Results on March 26, 2020

Dallas-Fort Worth, TX - March 19, 2020 - Monitronics International, Inc. and its subsidiaries, doing business as Brinks Home Security™, (“Brinks Home Security” or the “Company”) (OTC: SCTY) will issue a press release to report its results for the fourth quarter and full year ended December 31, 2019 after the market closes on Thursday, March 26, 2020. The Company will host a conference call that day at 5:00 PM ET, in which management will provide an update on Brinks Home Security’s financial results as well as other matters impacting the business including the Company’s continued response to the COVID-19 Pandemic.

Participating on the call will be Brinks Home Security’s Interim Chief Executive Officer, William Niles and Executive Vice President and Chief Financial Officer, Fred Graffam.

To access the call please dial (833) 712-2984 from the United States, or (602) 563-8728 from outside the U.S. The conference call I.D. number is 1865698. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can be accessed through April 2, 2020 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 1865698.

This call will also be available as a live webcast, which can be accessed at Brinks Home Security’s Investor Relations Website at https://ir.brinkshome.com/.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 848,000 residential and commercial customers through highly responsive security solutions backed by expertly trained professionals. The Company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com